CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


International FiberCom, Inc.
3410 University Drive
Phoenix, Arizona


We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our report dated March 10, 2000, relating to the consolidated financial statements of International FiberCom, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Los Angeles, California
July 28, 2000